Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Consolidated Financial Information”, “Selected Historical Consolidated and Other Data”, and “Experts” and to the use of our report dated March 5, 2012, included in the Registration Statement (Amendment No. 2 to Form S-1 No. 333-178980) and related Prospectus of MRC Global Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Charleston, West Virginia

March 26, 2012